UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2023

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices and zip code)

(401) 847-3327
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	KVHI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

KVH Industries, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Black Diamond Capital Management, L.L.C., which beneficially owns approximately 17.2% of the Company’s outstanding common stock and Stephen H. Deckoff (collectively with each of their respective affiliates and associates that beneficially owns, directly or indirectly, any securities of the Company, “Black Diamond”), dated as of February 3, 2023.

Pursuant to the Cooperation Agreement, the Company (i) has granted Black Diamond a waiver, during the Standstill Period (as defined below), under the Company’s stockholder rights plan, as set forth in the Stockholder Rights Agreement, dated August 18, 2022, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), allowing Black Diamond to acquire up to 25% of the Company’s outstanding common stock without being deemed an “Acquiring Person” under the Rights Agreement, (ii) has permitted Stephen H. Deckoff, Founder and Managing Principal of Black Diamond, to serve as an observer on the Company’s board of directors (the “Board”), and (iii) has agreed to nominate and support Mr. Deckoff as an independent Class III Board director (in such capacity, the “New Director”) at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”), subject to certain limitations. If and when the New Director is seated as a director, Black Diamond’s observer right as described above will terminate. In the event of the death, disability or other incapacity of the New Director or other compelling reason, Black Diamond will have a replacement right with respect to the New Director, which will be subject to the Company’s approval (not to be unreasonably withheld or delayed).

Under the Cooperation Agreement, Black Diamond has agreed to certain voting commitments. Commencing on the date of the Cooperation Agreement and ending on the date that is the later of (i) the date that is thirty calendar days prior to the notice deadline under the Company’s bylaws for stockholders to submit stockholder nominations for election to the Board at the Company’s 2024 annual meeting of stockholders and (ii) the effective date of any termination or resignation letter submitted by the New Director (such period, the “Standstill Period”), Black Diamond has agreed to appear in person or by proxy at each meeting of the Company’s stockholders and to vote all of its shares of the Company’s common stock in accordance with the Board’s recommendation with respect to the election, removal and/or replacement of directors. Black Diamond has also agreed that until the conclusion of the Company’s 2024 annual meeting of stockholders it will vote all of its shares of the Company’s common stock in excess of 3,298,597 shares in accordance with the Board’s recommendation with respect to all proposals submitted to Company stockholders for their vote (including a transaction with a third party that would result in a change in control of the Company or the sale of substantially all of its assets); provided that if the recommendation of the Board is not unanimous with respect to any stockholder proposal (not including the vote of the New Director), then Black Diamond may vote such excess shares in the same proportion that all other stockholders of the Company vote on the matter.

During the Standstill Period, Black Diamond has also agreed to certain standstill provisions, including, among other things, agreeing not to, subject to certain exceptions, (i) acquire cumulative ownership (directly or indirectly) of more than 25% of the Company’s outstanding common stock, (ii) transfer its shares of common stock to any third party that would result in such third party owning more than 4.9% of the Company’s outstanding common stock, (iii) engage in any solicitation of proxies or consents with respect to any matter or proposal, (iv) nominate or recommend for nomination any person for election to the Board, (v) make or be the proponent of any stockholder proposal, (vi) initiate or participate in any tender or exchange offer, merger, consolidation or other extraordinary transaction involving the Company, (vii) subject any voting securities of the Company to any voting arrangement or agreement, or (viii) acquire or engage in any transaction involving synthetic equity interests or short interests in the Company.

Pursuant to the Cooperation Agreement, the Company will accept the resignation of one of its incumbent directors, which resignation will become effective at the 2023 Annual Meeting, such that if and when the New Director is seated as a director, the size of the Board will remain six directors thereafter.

The Company and Black Diamond have also agreed to certain non-disparagement and no-litigation provisions, subject to certain exceptions.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Stockholder Rights Agreement

On February 3, 2023, the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) executed Amendment No. 1 (“Amendment No. 1”) to the Stockholder Rights Agreement (the “Amendment”), effective as of February 3, 2023. A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Amendment No. 1 amends the Rights Agreement to exempt purchases of capital stock of the Company by Black Diamond from the provisions of the Rights Agreement, up to an aggregate of 25% of the Company’s outstanding common stock.

The above description of Amendment No. 1 is qualified in its entirety by reference to Exhibit 4.1 attached hereto.

Item 3.03. Material Modification to Rights of Securityholders.

The information disclosed under Item 1.01 above regarding the Rights Agreement, as amended, is incorporated by reference herein. The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01 Regulation FD.

On February 3, 2023, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, addressing the matters described in this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Stockholder Rights Agreement (the “Amendment”), dated as of February 3, 2023, by and between KVH Industries, Inc. and Computershare Trust Company, N.A.
10.1	Cooperation Agreement, dated as of February 3, 2023, by and among KVH Industries, Inc., Black Diamond Capital Management, L.L.C., Stephen H. Deckoff and the Investor Group Designees (as defined therein)
99.1	Press release, dated February 3, 2023
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

February 3, 2023	BY:	/s/ Brent Bruun
Brent Bruun
President and Chief Executive Officer